Exhibit 10.3.1

AMENDMENT NO. 1
TO 2004 STOCK INCENTIVE PLAN
OF
ALFACELL CORPORATION

          Pursuant to Section 7(a) of the 2004 Stock Incentive Plan (the “2004 Plan”) of Alfacell Corporation, a Delaware corporation (the “Company”), the 2004 Plan is hereby amended by deleting paragraph (d) of Section 4 and replacing it with the following:

          “Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any tax year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing ‘qualified performance-based compensation’ within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing annual limitation, Ms. Kuslima Shogen may be granted Options to purchase up to 1,250,000 Shares in the aggregate in the tax year 2008.”

          This Amendment No. 1 to the 2004 Plan (this “Amendment”) constitutes an integral part of the 2004 Plan.

          For all purposes of this Amendment, capitalized terms used herein without definition shall have the meaning specified in the 2004 Plan.

          This Amendment was approved by the Board of Directors of the Company pursuant to Section 7(a) of the 2004 Plan and, unless otherwise expressly indicated herein, shall be construed, administered and applied in accordance with all the terms and provisions of the 2004 Plan. Except as expressly amended or waived by the terms of this Amendment, the terms and conditions of the 2004 Plan shall remain unamended and unwaived. The amendment set forth herein shall be limited precisely as provided for herein to the provision expressly amended herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or any transaction or further action on the part of the Company.

          This Amendment shall be binding on and inure to the benefit of the Company and its respective successors and assigns. In the event of any conflict between any of the terms of any stock option agreement with respect to Ms. Shogen’s Options granted under the 2004 Plan, the terms of the 2004 Plan, as amended hereby, shall control.

Adopted by the Board of Directors April 16, 2008